Exhibit 10.72

WITHDRAWAL, TERMINATION, ASSIGNMENT
AND ASSUMPTION AGREEMENT

THIS WITHDRAWAL, TERMINATION, ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made effective as of the 14th day of March, 2001 by and between BioTransplant Incorporated, a Delaware corporation with offices located at Building 75, Third Avenue, Charlestown, MA 02129 (“BTI”), Immerge Biotherapeutics, Inc. a Delaware corporation with offices at Building 75, Third Avenue, Charlestown, MA 02129 (“Immerge”), Infigen, Inc., a Delaware corporation with offices at 1825 Infinity Drive, DeForest, WI 53532 (“Infigen”) and Advanced Cell Technology, a Delaware corporation with offices at One Innovation Drive, Worcester, MA 01605 (“ACT”).

WHEREAS, BTI and ACT were selected for participation in the Advanced Cell Technology Program administered by the National Institute of Standards and Technology (“NIST”) as a joint venture to conduct certain specified research; and

WHEREAS, in connection with such selection, BTI and ACT entered into a Joint Venture Agreement (the “ACT Joint Venture”) for the purpose of participating in the Advanced Cell Technology Program; and

WHEREAS, the ACT Joint Venture and NIST entered into a certain NIST Cooperative Agreement, defining the terms and conditions of NIST’s participation in and funding of the specified research; and

WHEREAS, subsequent to entering into the ACT Joint Venture and the NIST Cooperative Agreement, BTI and ACT agreed that ACT would withdraw from the project and that BTI and Novartis Pharma A.G. (“Novartis”) would, through joint formation of Immerge, enter into a new joint venture arrangement with Infigen (the “Immerge/Infigen Revised Joint Venture”) for the purposes of performing under the NIST Cooperative Agreement; and

WHEREAS, the parties are desirous of amending and assigning the documentation to reflect and effectuate the foregoing;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.             Pursuant to the provisions of the ACT Joint Venture, ACT hereby withdraws as a party to the ACT Joint Venture. The ACT Joint Venture is therefore terminated in all respects effective as of March 14, 2001, and neither BTI nor ACT has any outstanding or further obligations to the other or to any third parties thereunder.

2.             ACT consents to BTI’s formation of and participation in Immerge for the purpose of performing with Infigen, pursuant to the Immerge/Infigen Revised Joint Venture, under the NIST Cooperative Agreement. Subject to NIST approval and amendment of the NIST Cooperative Agreement, ACT hereby assigns and releases to the

Immerge/Infigen Revised Joint Venture any right, title or interest ACT may have in or under the NIST Cooperative Agreement, it being the intent of the parties that Immerge and Infigen (the Immerge/Infigen Revised Joint Venture) be substituted for BTI and ACT (the ACT Joint Venture) under an amended NIST Cooperative Agreement.

3.             The parties agree that ACT is released from any and all obligations under the NIST Cooperative Agreement.

4.             BTI and Immerge, jointly and severally, hereby agree to defend, indemnify and hold harmless ACT, its directors, officers, employees, agents, successors and assigns (the “Indemnitees”), from and against any and all liabilities, damages, costs, losses and expenses, including reasonable attorneys’ fees, arising out of any third party claims (including without limitation by Novartis or NIST) made in connection with or in relation to the ACT Joint Venture or the termination of the ACT Joint Venture, the substitution of Immerge for the ACT Joint Venture under the NIST Cooperation Agreement, or the NIST Cooperative Agreement and/or any research, inventions, work or by products arising thereunder, excepting only claims that result from the gross negligence or willful misconduct of any of the Indemnitees. Any indemnification obligations set forth in this Agreement shall be subject to the following conditions: (i) the indemnified party shall notify the indemnifying party in writing promptly upon learning of any claim or suit for which indemnification is sought; (ii) the indemnifying party shall have control of the defense or settlement of such claim or suit, provided that the indemnified party shall have the right (but not the obligation) to participate in such defense or settlement with counsel at its selection and at its sole expense; and (iii) the indemnified party shall reasonably cooperate with the defense, at the indemnifying party’s expense.

5.             The parties hereto agree and acknowledge that amending the NIST Cooperative Agreement to substitute Immerge and Infigen (the Immerge/Infigen Revised Joint Venture) for BTI and ACT (the ACT Joint Venture) requires the approval and consent of NIST.

6.             Nothing in this Agreement is intended to affect or supersede those certain “Terms for NonExclusive License” entered into by and between ACT and Immerge on or about December 23, 2000, and such Terms and all provisions thereof, and any amendments thereto, remain in full force and effect.

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IN WITNESS WHEREOF, the parties, through their respective duly authorized representatives, have executed this Agreement effective as of the date first written above.

BIOTRANSPLANT INCORPORATED

By:	/s/ [ILLEGIBLE]
Printed Name:	[ILLEGIBLE]
Title:	VP Finance & Treasurer

IMMERGE BIOTHERAPEUTICS, INC.

By:	/s/ Julia Greenstein
Printed Name:	Julia Greenstein
Title:	President and CEO

ADVANCED CELL TECHNOLOGY

By:	/s/ Robert Lanza
Printed Name:	Robert Lanza
Title:	Vice President

INFIGEN, INC.

By:	/s/ Walter Simson
Printed Name:	Walter Simson
Title:	CEO